UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2017

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54323

(Commission file number)

20-3866475

(I.R.S. Employer Identification No.)

120 Rue Beauregard, Suite 206, Louisiana 70508

(Address of principal executive offices) (Zip Code)

(337) 269-5933

(Company’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 22, 2017, RedHawk Holdings Corp. (the “Company”) entered into a 12-month convertible promissory note (the “Convertible Note”) with EMA Financial, LLC, a Delaware limited liability company, in the principal amount of $81,500. As defined in the agreements, the Convertible Note accrues interest at a rate of 10% per annum and if the Convertible Note has not been pre-paid before 180 days from the date of the Convertible Note, is convertible into the Company’s common stock at a price equal the lower of: (i) the closing sale price of the Common Stock on the Principal Market on the Trading Day immediately preceding the Closing Date, and (ii) 65% of either the lowest sale price for the Common Stock on the Principal Market during the twenty (20) consecutive Trading Days including and immediately preceding the Conversion Date, or the closing bid price, whichever is lower. . The proceeds of the Convertible Note will be used to retire third party debt.

Simultaneous with executing the Convertible Note, RedHawk said it has entered into a common stock purchase and sale agreement with Beechwood Properties, LLC (“Beechwood”) who beneficially owns approximately 60% of the Company’s outstanding common stock. Mr. G. Darcy Klug, the Company’s Chairman of the Board and Chief Financial Officer owns and controls Beechwood.

Under the terms of the Purchase and Sale Agreement, RedHawk has agreed to purchase from Beechwood a like number shares (the “Beechwood Shares”) to be issued under the Convertible Note if there is a conversion. The purchase price for the Beechwood Shares will also be $81,500 and will be paid with the issuance of a promissory note (the “Promissory Note”) to Beechwood. The Promissory Note will accrue interest at 5% per annum and will mature three years from date of issuance. After two years from its issuance, the Promissory Note and any accrued interest, will become convertible into the Company’s Series A Preferred Stock.

The Company said the Convertible Note and the Sale and Purchase Agreement were entered into with the objective of continuing to restructure the Company’s balance sheet by eliminating approximately $153,000 of 3rd party debt from the balance sheet, preventing shareholder dilution with the Transaction, and preserving cash to be used for future operations and strategic transactions. Additionally, RedHawk said, upon completion of the Transaction, the Beechwood Shares will be returned into the Company’s treasury with no increase in the number of outstanding shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2017	RedHawk Holdings Corp.

	By:	/s/ G. Darcy Klug
	Name:	G. Darcy Klug
	Title:	Chief Financial Officer